UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2005

Sunset Financial Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32026	16-1685692
(Commission File Number)	(IRS Employer Identification No.)

10245 Centurion Parkway North, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 425-4099

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting of the board of directors of Sunset Financial Resources, Inc. (the “Company”) on August 31, 2005, the board adopted an amendment to Section 1.11 of the Company’s bylaws. The amendment was effective immediately. The amendment provides that special meetings of the holders of common stock shall be called by the Secretary of the Company upon the written request of the holders of common stock entitled to cast not less than 50% of all votes entitled to be cast at such meeting (such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on at such meeting). Previously, the bylaws provided that a special meeting would be called by the Secretary of the Company upon the written request of the holders of common stock entitled to cast not less than 25% of all votes entitled to be cast at such meeting.

The full text of Section 1.11 of the Company’s bylaws as amended is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Title
3.1	Amendment to Bylaws dated August 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2005

SUNSET FINANCIAL RESOURCES, INC.

By:	/s/ George Deehan
George Deehan
President

INDEX TO EXHIBITS

Exhibit No.	Title
3.1	Amendment to Bylaws dated August 31, 2005.